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Exhibit 99.1

PRESS RELEASE	TheZenith Zenith National Insurance Corp. 21255 Califa St. Woodland Hills, CA 91367-9021 Reply to: P. O. Box 9055 Van Nuys, CA 91405-9055 Telephone: 818/713-1000

BUSINESS & FINANCIAL EDITORS	STANLEY R. ZAX
FOR IMMEDIATE RELEASE	Chairman & President

ZENITH COMPLETES PRIVATE PLACEMENT OF SHARES

    WOODLAND HILLS, CA December 5, 2001

    Zenith National Insurance Corp. (NYSE: ZNT) has completed its previously announced private placement from treasury of 1,000,000 shares of its common stock, par value $1 per share, at a price of $25 per share. The purchaser was Odyssey Reinsurance Corporation, an indirect subsidiary of Fairfax Financial Holdings Limited ("Fairfax"). Fairfax and its affiliates now own approximately 42% of Zenith's outstanding common stock.

    The proceeds from this placement will be used to increase cash, short term investments and marketable securities and will be available for general corporate purposes.

    These securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

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ZENITH COMPLETES PRIVATE PLACEMENT OF SHARES